UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              March 1, 2016

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2016, Majesco, a California corporation (“Majesco”), and Digility Inc., a Delaware corporation (“Digility”) wholly-owned by Mastek (UK) Limited, a company registered in England and Wales wholly-owned by Mastek Limited (“Mastek UK”), entered into a Services Agreement (the “Services Agreement”), pursuant to which Majesco will provide certain management and operational support services to Digility, including managed office accommodation and facilities, managed office IT infrastructure and networks, and corporate support services.

The charges for these services will consist of an initial set-up fee of $1,000, a monthly fee of $3,750 and a pass through of actual costs of providing the services incurred in excess of the monthly fee. Either party may at any time, by notice in writing to the other party, terminate the Services Agreement for breach or if the other party becomes subject to insolvency issues. Either party for any reason or no reason may terminate the Services Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Services Agreement contains customary representations, warranties and indemnities of the parties. The effective date of the Services Agreement is March 1, 2016.

On March 1, 2016, Majesco and Digility entered into a Sublease Agreement (the “Sublease Agreement”), pursuant to which Majesco will sublet the premises located on the first floor of 685 Route 202/206, Bridgewater, New Jersey to Digility.

Digility will pay monthly $1,200 for rent to Majesco during the term of the Sublease Agreement. Digility will also reimburse Majesco for any costs charged by the landlord, Route 206 Associates, a New Jersey partnership, for additional services requested by Digility. The term of the Sublease Agreement will commence on March 1, 2016 and expire on July 31, 2017, unless terminated at an earlier date. Either party for any reason or no reason may terminate the Sublease Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Sublease Agreement contains customary representations, warranties and indemnities of the parties.

Mastek UK is the holder of record of shares of common stock of Majesco representing approximately 13.84% of the issued and outstanding capital stock of Majesco. For more information about our relationship with Mastek UK and its affiliates, see “Item 13-Certain Relationships and Related Transactions, and Director Independence” included in our Annual report on Form 10-K filed with the SEC on June 19, 2015, which is incorporated by reference herein. The foregoing summaries of the Services Agreement and the Sublease Agreement do not purport to be complete and are qualified in their entirety by reference to the Services Agreement and Sublease Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Services Agreement, dated March 1, 2016, by and between Majesco and Digility Inc.

10.2 Sublease Agreement, dated March 1, 2016, by and between Majesco and Digility Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date:  March 2, 2016

EXHIBIT INDEX

10.1 Services Agreement, dated March 1, 2016, by and between Majesco and Digility Inc.

10.2 Sublease Agreement, dated March 1, 2016, by and between Majesco and Digility Inc.